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                                                                   EXHIBIT 21.01

                       LIST OF REGISTRANT'S SUBSIDIARIES

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
                                                                           JURISDICTION OF       PERCENTAGE OWNED
NAME                                                                        ORGANIZATION           BY REGISTRANT
--------------------------------------------------------------------  -------------------------  -----------------
Macrovision UK Limited..............................................         England and Wales            100%
Macrovision Japan Kabushiki Kaisha (KK).............................                     Japan            100%
Macrovision Service Corporation.....................................                  Delaware            100%
Macrovision Barbados Ltd............................................                  Barbados            100%
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